                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement No. 333-____ on Form S-8 of our report dated June 8, 1998, relating to the financial statements of Penton Media, Inc., which is incorporated by reference in the Company's Registration Statement on Form S-1 dated August 5, 1998. We also consent to the incorporation by reference of our report on the financial statement schedules, which are listed under Item 16(B) of the Company's S-1 Registration Statement. We also consent to the references to us under the headings "Experts" in the S-1 Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio

August 24, 1998